As filed with the Securities and Exchange Commission on December 4, 2000.
                                                 Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ADOLOR CORPORATION
             (Exact name of Registrant as specified in its charter)

       Delaware                620 Pennsylvania Drive             31-1429198
(State of Incorporation)    Exton, Pennsylvania 19341       (I.R.S. Employer
                             (Address of principal           Identification No.)
                           executive offices) (Zip Code)

                    ADOLOR CORPORATION AMENDED AND RESTATED
                         1994 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                             John J. Farrar, Ph.D.
                     President and Chief Executive Officer
                               Adolor Corporation
                             620 Pennsylvania Drive
                          Exton, Pennsylvania 19341

                    (name and address of agent for service)

                                 (484) 595-1500
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                           James A. Lebovitz, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                     Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-4000

                        CALCULATION OF REGISTRATION FEE




                                    Proposed     Proposed
Title of            Amount          maximum      maximum      Amount of
securities          to be           offering     aggregate    registration
to be               registered      price per    offering     fee
registered                          share(1)     price(1)
-----------------   -------------   ----------   ----------   -------------
Common Stock        2,440,015
par value $.0001    shares          $19.13       $46,677,487   $12,323
per share


(1) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on November 30, 2000, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of Adolor Corporation (the "Registrant") filed or to be filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement as of their respective dates:

     (a) The Registrant's prospectus filed with the SEC on November 15, 2000 pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for its latest fiscal year ended December 31, 1999;

     (b) All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999;

     (c) The description of the Registrant's Common Stock contained in its registration statement on Form 8-A (File No. 000-30039), filed March 21, 2000, which incorporates by reference the section entitled "Description of Capital Stock" in its registration statement on Form S-1 (File No. 333-96333), filed February 8, 2000, as amended from time to time, and including any amendment or report filed for the purpose of updating such description; and

     (d) All documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, but prior to the filing with the SEC of a post-effective amendment to this registration statement that indicates that all shares of Common Stock registered on this registration statement have been sold or deregisters the balance of such shares then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the Registrant's Common Stock offered hereby will be passed upon by the Dechert law firm of Philadelphia, Pennsylvania. Dechert beneficially owns 40,000 shares of the Registrant's Common Stock. Attorneys associated with Dechert who provided legal advice in connection with this offering beneficially own an aggregate of 15,866 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the General Corporate Law of the State of Delaware, Adolor Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Adolor Corporation's bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law. Adolor Corporation's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Adolor Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Adolor Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Adolor Corporation has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

     4.1 Articles of Incorporation of the Registrant, which are incorporated herein by reference to its registration statement on Form S-1 (File No. 333-96333), filed with the SEC on October 10, 2000.

     4.2 Bylaws of the Registrant, which are incorporated herein by reference to our registration statement on Form S-1 (File No.333-96333), filed with the SEC on March 13, 2000.

     5.1    Opinion of Dechert

     23.1   Consent of Independent Auditors

     23.2 Consent of Dechert (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1 Power of Attorney (set forth on signature page of this Registration Statement).

Item 9.  Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K
-------------------------------------

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K
------------------------------------

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K
------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on December 4, 2000.

                                            ADOLOR CORPORATION



                                            By:  /s/ John J. Farrar
                                                 -----------------------
                                                 John J. Farrar, Ph.D.
                                                 President, Chief Executive
                                                 Officer and Director
                                                 (Principal Executive Director)


                                            By:  /s/ Peter J. Schied
                                                 -----------------------
                                                 Peter J. Schied
                                                 Vice President, Chief
                                                 Financial Officer and Secretary
                                                 (Principal Financial and
                                                 Accounting Officer)


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John. J. Farrar, Ph.D. and Peter J. Schied and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

                                             By: /s/ Frank Baldino, Jr.
                                                 --------------------------
                                                 Frank Baldino, Jr.
                                                 Director
                                                 Date:  December 4, 2000

                                            By:
                                                 ------------------------
                                                 Ellen M. Feeney
                                                 Director



                                            By:  /s/ Paul Goddard
                                                 ------------------------
                                                 Paul Goddard
                                                 Director
                                                 Date:  December 4, 2000


                                            By:  /s/ David M. Madden
                                                 ------------------------
                                                 David M. Madden
                                                 Director
                                                 Date:  December 4, 2000


                                            By:  /s/ C. Christopher Moller
                                                 ------------------------
                                                 C. Christopher Moller
                                                 Director
                                                 Date:  December 4, 2000


                                            By:  /s/ Robert T. Nelsen
                                                 ------------------------
                                                 Robert T. Nelsen
                                                 Director
                                                 Date:  December 3, 2000


                                            By:  /s/ Claude H. Nash
                                                 ------------------------
                                                 Claude H. Nash
                                                 Director
                                                 Date:  December 4, 2000

                                   EXHIBIT INDEX
                                   --------------

Exhibit No.         Document
----------          --------

   4.1 Articles of Incorporation of the Registrant, which are incorporated herein by reference to its registration statement on Form S-1 (File No. 333-96333), filed with the SEC on October 10, 2000.

   4.2 Bylaws of the Registrant, which are incorporated herein by reference to its registration statement on Form S-1 (File No. 333-96333), filed with the SEC on March 13, 2000.

   5.1              Opinion of Dechert

   23.1             Consent of Independent Auditors

   23.2 Consent of Dechert (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

   24.1 Power of Attorney (set forth on signature page of this Registration Statement)